Exhibit 99.1

Anika Enters Into Cooperation Agreement with Caligan Partners

Gary Fischetti Joins Anika Board

Announces Share Repurchase Program

Forms Capital Allocation Committee

Bedford, Mass., April 13, 2023 – Anika Therapeutics, Inc. (NASDAQ: ANIK) (“Anika” or the “Company”), a global joint preservation company in early intervention orthopedics, today announced that it has entered into a cooperation agreement with Caligan Partners LP (“Caligan”).

As part of the agreement, the Company appointed Gary Fischetti as a Class III director. Fischetti will join two existing board members on a newly formed Capital Allocation Committee of the Board, which will make recommendations to the Board and support management’s review of the Company’s capital allocation. With this appointment, the Anika Board is expanding to eight directors, including six new independent directors appointed since 2018.

In addition, the Board has authorized a $20 million share repurchase program, $5 million of which will be effected through an accelerated repurchase program and $5 million of which will be purchased in the open market over the next 12 months, subject to prevailing stock prices, general economic and market conditions, and other considerations. The remaining $10 million of the authorization will be purchased in the open market over the next 12 months subject to the Company generating positive cash flow. This buyback replaces the Company’s share repurchase program that was announced in May 2019.

Cheryl R. Blanchard, Ph.D., President and Chief Executive Officer of Anika, said, “We are pleased to reach this agreement with Caligan, which we believe is in the best interests of Anika’s stockholders. We look forward to leveraging Gary’s expertise as we execute on our next chapter of growth in pursuit of accelerated value creation for all stockholders. Anika’s strong balance sheet provides flexibility to continue to invest strategically in our portfolio and product pipeline while also returning capital to stockholders under the terms of the announced program.”

Jeff Thompson, Anika’s Chair of the Board, said, “We are pleased to welcome Gary to the Board. He brings decades of relevant experience in the medical device industry, and we are confident we will benefit from his leadership expertise as we advance our strategy and capture the significant opportunities ahead.”

“We are pleased to reach a constructive resolution with Company and are confident that these changes will help further our shared goal of long-term shareholder value creation. We believe Gary will be a tremendous addition to Anika’s Board” said David Johnson, Managing Partner of Caligan. “We look forward to continuing to engage and support the Company’s Board and leadership team as they drive enhanced stockholder value creation.”

Under the terms of the cooperation agreement, Caligan has agreed to support the Board’s full slate of directors at the 2023 Annual Meeting. In addition, Caligan has agreed to customary standstill, voting commitments and other provisions. A complete copy of the cooperation agreement will be filed on Form 8-K with the U.S. Securities and Exchange Commission.

The Board will present its recommendations regarding director nominees for election at the 2023 Annual Meeting in the Company’s definitive proxy statement to be filed with the SEC.

Piper Sandler is serving as financial advisor to Anika and Goodwin Procter LLP is serving as Anika’s legal counsel. Schulte, Roth & Zabel is serving as Caligan’s legal counsel.

About Gary Fischetti

Mr. Fischetti has extensive experience in the medical device industry, with a focus on strategic planning, organizational change and management responsibilities. Fischetti previously worked for 35 years at Johnson & Johnson (including at its DePuy Synthes orthopedic subsidiaries), in positions of increasing responsibility in multiple businesses, with both domestic and worldwide responsibilities. This included serving as the company Group Chairman – North American Medical Devices for Johnson & Johnson’s medical device business. He also previously served as the worldwide Company Group Chairman for the DePuy Synthes companies, which included the Joint Reconstruction, Spine, Trauma, CMF, and Power tools businesses. Prior to that, he served as the worldwide Company Group Chairman for all the DePuy Orthopaedic businesses and the Codman franchise, and as the Worldwide President of DePuy Spine. He currently serves as the Chairman of the Board for Orchid Orthopedic Solutions and is a member of the Board at Conformis. Fischetti earned his BSBA degree in finance from Villanova University and an M.B.A. from Rutgers University.

About Anika

Anika Therapeutics, Inc. (NASDAQ: ANIK), is a global joint preservation company that creates and delivers meaningful advancements in early intervention orthopedic care. Leveraging our core expertise in hyaluronic acid and implant solutions, we partner with clinicians to provide minimally invasive products that restore active living for people around the world. Our focus is on high opportunity spaces within orthopedics, including Osteoarthritis Pain Management, Regenerative Solutions, Sports Medicine and Arthrosurface Joint Solutions, and our products are efficiently delivered in key sites of care, including ambulatory surgery centers. Anika’s global operations are headquartered outside of Boston, Massachusetts. For more information about Anika, please visit www.anika.com.

Cautionary Information Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements set forth in this press release include statements regarding the company’s expectations concerning management’s plans, objectives and strategies, the company’s upcoming 2023 Annual Meeting of Stockholders; the anticipated contribution of the members of the board of directors to the company’s operations and progress; and plans with respect to share repurchases and shareholder benefits thereof. In addition, statements containing words such as “guidance,” “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “projections,” “business outlook,” and “estimate” or similar expressions constitute forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. These forward-looking statements involve risks and uncertainties regarding the company’s future financial performance; could cause actual results or developments to differ materially from those indicated due to a number of factors affecting Anika’s operations, markets, products and services; and are based on current expectations, estimates and projections about the company’s industry, financial condition, operating performance and results of operations, including certain assumptions related thereto. Potential risks and uncertainties that could affect the company’s operating and financial results are described in Anika’s annual report on Form 10-K for the fiscal year ending December 31, 2022 filed with the Securities and Exchange Commission (http://www.sec.gov) on March 16, 2023, as such risks and uncertainties may be updated from time to time in Anika’s quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, including, without limitation, information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These risks and uncertainties include, among others: the company’s ability to successfully commence and/or complete clinical trials of its products on a timely basis or at all; the company’s ability to obtain pre-clinical or clinical data to support domestic and international pre-market approval applications, 510(k) applications, or new drug applications, or to timely file and receive FDA or other regulatory approvals or clearances of its products; that such approvals will not be obtained in a timely manner or without the need for additional clinical trials, other testing or regulatory submissions, as applicable; the company’s research and product development efforts and their relative success, including whether we have any meaningful sales of any new products resulting from such efforts; the cost effectiveness and efficiency of the company’s clinical studies, manufacturing operations, and production planning; the strength of the economies in which the company operates or will be operating, as well as the political stability of any of those geographic areas; future determinations by the company to allocate resources to products and in directions not presently contemplated; the company’s ability to successfully commercialize its products, in the U.S. and abroad; the company’s ability to provide an adequate and timely supply of its products to its customers; the company’s ability to achieve its growth targets; and any future actions that may be taken by activist stockholders. The company does not intend to revise or update the information set forth in this press release, except as required by law, and may not provide this type of information in the future.

For Investor Inquiries:

Anika Therapeutics, Inc.

Mark Namaroff, 781-457-9287

Vice President, Investor Relations, ESG and Corporate Communications

investorrelations@anika.com

For Media Inquiries:

Jamie Moser / Tanner Kaufman

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449